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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-61039) of our report dated March 18, 1999 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and the period from inception (February 14, 1996) through December 31, 1996, included in Leviathan Gas Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP

Houston, Texas


May 3, 1999